EXHIBIT 99.1

REVOCABLE PROXY

FFLC BANCORP, INC.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

ANNUAL MEETING OF STOCKHOLDERS

MAY 12, 2005

2:00 p.m.

The undersigned hereby appoints the official proxy committee, consisting of each member of the Board of FFLC Bancorp, Inc. (the “Company”), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held at the Leesburg Community Building, 109 E. Dixie Avenue, Leesburg, Florida, on May 12, 2005, at 2:00 p.m., and at any and all adjournments thereof, as follows:

		1. The authorization, adoption and approval of the Agreement and Plan of Merger dated as of January 14, 2005 between FFLC Bancorp, Inc. and The Colonial BancGroup, Inc.	For ☐	Against ☐	Abstain ☐

Please be sure to sign and date this Proxy in the box below	Date	2. The election as directors of all nominees listed below (except as marked to the contrary):	For ☐	Withhold ☐	Except ☐
James P. Logan Ted R Ostrander, Jr. Gregory P. Padgett

Stockholder sign above—Co-holder (if any) sign above		(INSTRUCTION: To withhold authority to vote for any individual nominee, mark “Except” and write that nominee’s name in the space provided below.)

Stockholder Assistance

Stockholders requiring a change of address, records or information about lost certificates or dividend checks should contact FFLC Bancorp’s transfer agent:

Registrar and Transfer Company

10 Commerce Drive

Cranford, New Jersey 07016

800-368-5948

		3. The approval of Hacker, Johnson & Smith PA as the Company’s independent auditors for the fiscal year ending December 31, 2005.	For ☐	Against ☐	Abstain ☐
4. On such other matters as may properly come before the meeting and at any adjournment thereof in accordance with their best judgment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the proposals listed. If any other business is presented at the Annual Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

The signer acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Meeting and of a Proxy Statement-Prospectus dated March 31, 2005, as well as a copy of FFLC Bancorp’s 2004 Annual Report.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign, but the signature of one holder is sufficient, unless contested.